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                   ATER WYNNE HEWITT DODSON & SKERRITT, LLP
                         222 S.W. Columbia, Suite 1800
                            Portland, Oregon  97201
                            (503) 226-1191 (Phone)
                             (503) 226-0079 (Fax)


                                  May 28, 1998


Board of Directors
FLIR Systems, Inc.
16505 S.W. 72nd Avenue
Portland, OR  97224

          In connection with the public offering of up to 2,409,130 shares of common stock, par value $0.01 per share (the "Common Stock"), of FLIR
Systems, Inc., an Oregon corporation (the "Company"), under the Registration Statement on Form S-3 (the "Registration Statement") and the proposed sale of the Common Stock pursuant to the terms of an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company, certain shareholders of the Company, and Hambrecht & Quist, BancAmerica Robertson Stephens, Prudential Securities Incorporated and Pacific Crest Securities Inc., as representatives of the several underwriters, we have examined such corporate records, certificates of public officials and officers of the Company and other documents as we have considered necessary or proper for the purpose of this opinion.

          Based on the foregoing and having regard to legal issues which we deem relevant, it is our opinion that the shares of Common Stock to be sold pursuant to the Underwriting Agreement, when such shares have been delivered against payment therefor as contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required to be filed pursuant to
Section 7 of the Securities Act of 1933, as amended, or the rules thereunder.

                                    Very truly yours,

                                    /s/ Ater Wynne Hewitt Dodson & Skerritt, LLP

                                    ATER WYNNE HEWITT DODSON & SKERRITT, LLP